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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ACNB CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 28, 2011

Dear Fellow Shareholders of ACNB Corporation:

        On behalf of the Board of Directors, I am pleased to invite you to attend our Annual Meeting of Shareholders to be held on Tuesday, May 3, 2011, at 1:00 p.m., prevailing time, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. At the annual meeting, you will have the opportunity to ask questions and to make comments. Enclosed with the proxy statement is the notice of meeting, proxy card, ACNB Corporation's 2010 Annual Review, and ACNB Corporation's 2010 Annual Report on Form 10-K.

        The principal business of the meeting is to fix the number of Directors of ACNB Corporation at twelve (12); to fix the number of Class 1 Directors at five (5); to fix the number of Class 2 Directors at four (4); to fix the number of Class 3 Directors at three (3); to elect three (3) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified; to conduct a non-binding vote on executive compensation; to conduct a non-binding vote on the frequency of non-binding shareholder votes on executive compensation; to ratify the selection of ParenteBeard LLC as ACNB Corporation's independent auditors; and, to transact any other business that is properly presented at the annual meeting. The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon in more detail.

        Whether or not you plan to attend the annual meeting, I urge you to vote as soon as possible by completing, signing and returning the enclosed proxy card in the envelope provided. The prompt return of your proxy card will save the Corporation expenses involved in further communications. Your vote is important. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

        I look forward to seeing you on May 3, 2011, at the Corporation's annual meeting.

Sincerely,

Thomas A. Ritter
 President & Chief Executive Officer

ACNB CORPORATION

NASDAQ TRADING SYMBOL: ACNB

acnb.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

2011

Proxy Statement

Dated and to be mailed to shareholders on or about March 28, 2011.

ACNB CORPORATION
16 LINCOLN SQUARE
P.O. BOX 3129
GETTYSBURG, PENNSYLVANIA 17325
(717) 334-3161

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 3, 2011

TO THE SHAREHOLDERS OF ACNB CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ACNB Corporation will be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325 on Tuesday, May 3, 2011, at 1:00 p.m., prevailing time, for the purpose of considering and voting upon the following matters:

  1.
  To fix the number of Directors of ACNB Corporation at twelve (12);

  2.
  To fix the number of Class 1 Directors at five (5);

  3.
  To fix the number of Class 2 Directors at four (4);

  4.
  To fix the number of Class 3 Directors at three (3);

  5.
  To elect three (3) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

  6.
  To conduct a non-binding vote on executive compensation;

  7.
  To conduct a non-binding vote on the frequency of non-binding shareholder votes on executive compensation;

  8.
  To ratify the selection of ParenteBeard LLC as ACNB Corporation's independent auditors; and,

  9.
  To transact such other business as may properly come before the 2011 Annual Meeting and any adjournment or postponement thereof.

        Only those shareholders of record, at the close of business on March 10, 2011, are entitled to notice of and to vote at the meeting.

        Please promptly sign the enclosed proxy card and return it in the enclosed postage-paid envelope. We cordially invite you to attend the meeting. Your proxy is revocable and you may withdraw it at any time prior to it being voted. You may deliver notice of revocation or deliver a later dated proxy to the Secretary of the Corporation before the vote at the meeting.

        The Corporation's Board of Directors is distributing the proxy statement, proxy card, ACNB Corporation's 2010 Annual Review, and ACNB Corporation's 2010 Annual Report on Form 10-K on or about March 28, 2011.

BY ORDER OF THE BOARD OF DIRECTORS,

Thomas A. Ritter President & Chief Executive Officer

Gettysburg, Pennsylvania
March 28, 2011

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT
GENERAL INFORMATION

Date, Time and Place of the Annual Meeting

        ACNB Corporation, a Pennsylvania business corporation and registered financial holding company, furnishes this proxy statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Corporation's Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held on Tuesday, May 3, 2011, at 1:00 p.m., prevailing time, at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325. Included with this proxy statement is a copy of ACNB Corporation's 2010 Annual Review and ACNB Corporation's 2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

        The Corporation's principal executive office is located at 16 Lincoln Square, Gettysburg, Pennsylvania 17325. The Corporation's telephone number is (717) 334-3161. All inquiries regarding the annual meeting should be directed to Lynda L. Glass, Executive Vice President & Secretary of ACNB Corporation, at (717) 339-5085.

Description of ACNB Corporation

        ACNB Corporation was formed in 1982 and became the holding company for the banking subsidiary in 1983. ACNB Corporation's wholly-owned banking subsidiary is ACNB Bank, formerly Adams County National Bank. The Corporation's primary activity consists of owning and supervising its banking subsidiary. On October 4, 2010, Adams County National Bank converted from a national banking association to a Pennsylvania state-chartered bank and trust company called ACNB Bank.

        On January 5, 2005, the Corporation completed its acquisition of Russell Insurance Group, Inc. The Corporation now owns and supervises Russell Insurance Group, Inc. as its insurance subsidiary.

        We have not authorized anyone to provide you with information about the Corporation; therefore, you should rely only on the information contained in this document or on documents to which we refer you. Although we believe we have provided you with all the information helpful to you in your decision to vote, events may occur at ACNB Corporation subsequent to printing this proxy statement that might affect your decision or the value of your stock.

Internet Availability of Proxy Materials

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 3, 2011. The notice of meeting, proxy statement, proxy card, ACNB Corporation's 2010 Annual Review, and ACNB Corporation's 2010 Annual Report on Form 10-K are available at acnb.com under the ACNB Corporation Investor Relations tab or directly at http://www.acnb.com/home/acn/acnb_meeting.

 VOTING PROCEDURES

Solicitation and Voting of Proxies

        The Board of Directors solicits this proxy for use at the Corporation's 2011 Annual Meeting of Shareholders. The Corporation's directors and officers and bank employees may solicit proxies in person or by telephone, facsimile, email or other similar electronic means without additional compensation. The Corporation's subsidiary bank will pay the cost of preparing, assembling, printing, mailing and soliciting proxies and any additional material that the Corporation sends to its shareholders. The Corporation will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of stock held by these entities. The Corporation's subsidiary bank will reimburse these third parties for their reasonable forwarding expenses. This proxy statement and the related proxy card are being distributed on or about March 28, 2011.

        Shareholders of record at the close of business on March 10, 2011 (the annual meeting record date), are entitled to vote at the meeting. The Corporation's records show that, as of the annual meeting record date, 5,928,343 shares of the Corporation's common stock, par value $2.50 per share, were outstanding. On all matters to come before the annual meeting, shareholders may cast one (1) vote for each share held. Cumulative voting rights do not exist with respect to the election of directors.

        You may vote your shares by completing and returning a written proxy card. You may also vote in person at the meeting. Submitting your voting instructions by returning a proxy card will not affect your right to attend the meeting and vote, if you later decide to attend in person. If your shares are registered directly in your name with ACNB Corporation's transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Corporation. As the shareholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote in person at the meeting. The Corporation has enclosed a proxy card for your use.

        If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and you are also invited to attend the meeting. However, because you are not the shareholder of record, you may not vote your street name shares in person at the meeting, unless you obtain a proxy executed in your favor from the holder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

        By properly completing a proxy, you appoint Harry L. Wheeler and James E. Williams as proxyholders to vote your shares, as indicated on the proxy card. Any signed proxy card not specifying to the contrary will be voted FOR:

  1.
  Fixing the number of Directors of ACNB Corporation at twelve (12);

  2.
  Fixing the number of Class 1 Directors at five (5);

  3.
  Fixing the number of Class 2 Directors at four (4);

  4.
  Fixing the number of Class 3 Directors at three (3);

  5.
  Electing three (3) Class 3 Directors to serve for terms of three (3) years and until their successors are elected and qualified;

  6.
  Approving the non-binding vote on executive compensation;

  7.
  Conducting an annual non-binding shareholder vote on executive compensation; and,

  8.
  Ratifying the selection of ParenteBeard LLC as ACNB Corporation's independent auditors.

        You may revoke your written proxy by delivering written notice of revocation to Lynda L. Glass, Executive Vice President & Secretary of the Corporation, or by executing a later dated proxy and giving written notice of the revocation to Ms. Glass at any time before the proxy is voted at the meeting. Proxyholders will vote shares represented by proxies on the accompanying proxy card, if properly signed and returned, in accordance with instructions of shareholders.

        Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors. This proxy statement is being mailed to the Corporation's shareholders on or about March 28, 2011.

Quorum and Vote Required for Approval

        As of the close of business on March 10, 2011, the Corporation had 5,928,343 shares of common stock, par value $2.50 per share, outstanding.

        Under Pennsylvania law and ACNB Corporation's Bylaws, the presence of a quorum is required for each matter to be acted upon at the meeting. A majority of the outstanding shares of common stock, represented in person or by proxy, constitutes a quorum. Votes withheld and abstentions are counted in determining the presence of a quorum for a particular matter. Broker non-votes are not counted in determining the presence of a quorum for a particular matter as to which the broker withheld authority. Each share is entitled to one (1) vote on all matters submitted to a vote of the shareholders. All matters to be voted upon by the shareholders require the affirmative vote of a majority of shares voted, in person or by proxy, at the annual meeting, except in cases where the vote of a greater number of shares is required by law or under ACNB Corporation's Articles of Incorporation or Bylaws. In the case of the election of directors, the candidates receiving the highest number of votes are elected. Shareholders are not entitled to cumulate votes for the election of directors.

        If a quorum is present, fixing the number of directors of the Board of Directors, fixing the number of directors in each class, approving the non-binding proposal on executive compensation, and ratifying the independent auditors for the year ending December 31, 2011, requires the affirmative "FOR" vote of a majority of all votes cast, in person or by proxy. Abstentions and broker non-votes are not deemed to constitute "votes cast" and, therefore, do not count either for or against the proposals. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for the matter by reducing the total number of shares voted from which the required majority is calculated.

        If a quorum is present, the shareholders will elect the nominees for director receiving the highest number of "FOR" votes cast by those shareholders entitled to vote for the election of directors. Shareholders will approve the frequency of the non-binding vote on executive compensation by a plurality of votes cast on the matter. The proxyholders will not cast votes for or against any director nominees or for any specific year frequency where the broker withheld authority.

GOVERNANCE OF THE CORPORATION

        Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and executive management believe promote this purpose, are sound, and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), rules and listing standards of The Nasdaq Stock Market, SEC regulations, as well as best practices suggested by recognized governance authorities. Currently, our Board of Directors has twelve (12) members. Under the SEC and Nasdaq standards for independence, all non-employee directors and nominees meet the standards for independence. This constitutes more than a majority of our Board of Directors. Only independent directors serve on our Audit Committee, Nominating Committee, and Compensation Committee.

Leadership Structure

        The Corporation chooses to separate the roles of Chairman and President & CEO. The President & CEO is responsible for implementing the strategic direction of the Corporation, as determined by the Board of Directors, and the day-to-day leadership and performance of the Corporation. The Chairman oversees the agenda for and presides over Board of Director meetings, as well as provides leadership to the Board and facilitates communication between the Board of Directors and executive management. The Corporation believes that even though the Corporation's Chairman of the Board is not considered independent under the SEC and Nasdaq standards for independence, he is best suited to serve as Chairman of the non-employee directors because he is the most familiar with the Corporation's business and industry. The Corporation also has formally designated a lead independent director in the Vice Chairman of the Board, who chairs the Corporation's Executive Committee.

Risk Oversight

        The Board of Directors has a role in overseeing the Corporation's risks as a whole and at the committee level. The Audit Committee is primarily responsible for overseeing the risks the Corporation faces on behalf of the Board of Directors. The Audit Committee works closely with the Corporation's Chairman of the Board, President & CEO, and ACNB Bank's Chief Risk Officer, as well as with other members of management with respect to matters relating to risk management. The Audit Committee receives reports on risk management, including management's assessment of risk exposures (including risks related to liquidity, credit, operations, and regulatory compliance), and the processes in place to monitor and control such exposures. The Audit Committee may also receive updates, from time to time, between meetings from management relating to risk oversight matters. The Audit Committee provides updates on its risk management activities to the full Board of Directors via the committee's meeting minutes. Further, members of management may make presentations on risk management to the full Board of Directors or another committee of the Board of Directors.

        In addition to the Audit Committee, other committees of the Board of Directors consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be implicated by the Corporation's compensation practices. Also, the Strategic Planning Committee assesses the risks associated with the Corporation's executive management succession plans. The Corporation's Chairman of the Board and President & CEO work closely with these committees.

Director Independence

        In determining each director's and nominee's independence, the Board of Directors considered loan transactions between the bank and the individuals, their family members, and businesses with which they are associated. The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the Board (in addition to those listed above and those transactions set forth under "Transactions with Directors and Executive Officers" below) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/ Relationships/Arrangements
Frank Elsner, III (nominee)	Yes	None
James J. Lott	Yes	None
Robert W. Miller	Yes	None
Daniel W. Potts (nominee)	Yes	None
Marian B. Schultz	Yes	None
David L. Sites	Yes	Vendor Relationship
Alan J. Stock	Yes	Vendor Relationship
Jennifer L. Weaver	Yes	None
Harry L. Wheeler	Yes	Vendor Relationship
James E. Williams	Yes	Vendor Relationship

        In each case, the Board of Directors determined that none of the transactions impaired the independence of the director.

Directors of ACNB Corporation

        The following table sets forth, as of March 10, 2011 (in alphabetical order), selected information about the Corporation's directors and director nominees.

Name	Class of Director	Director Since	Age as of March 10, 2011
Frank Elsner, III, Vice Chairman	3	2002	50
Ronald L. Hankey, Chairman	1	1982	70
James J. Lott	1	2007	48
Robert W. Miller	1	2007	62
Daniel W. Potts	3	2004	58
Thomas A. Ritter	3	2001	59
Marian B. Schultz	1	1992	61
David L. Sites	2	2010	55
Alan J. Stock	2	2005	53
Jennifer L. Weaver	2	1992	64
Harry L. Wheeler	2	1999	70
James E. Williams	1	2007	57

Executive Officers of ACNB Corporation

        The following table sets forth, as of March 10, 2011, selected information about the Corporation's Named Executive Officers, each of whom is appointed by the Board of Directors and each of whom holds office at the Board's discretion.

Name and Position	Position Held	Age as of March 10, 2011
Ronald L. Hankey
Chairman of the Board	1982	70
Chief Executive Officer	1982-2003
President	1982-2000
Thomas A. Ritter
Chief Executive Officer	2003	59
President	2001
Executive Vice President	2000-2001
Frank C. Russell, Jr.
President & Chief Executive Officer of Russell Insurance Group, Inc.	2005	62
Lynda L. Glass
Secretary	2008	50
Secretary & Treasurer	2006-2008
Executive Vice President	2003
Assistant Secretary	1993-2003
David W. Cathell
Executive Vice President, Treasurer & Chief Financial Officer	2008	56
Senior Vice President & Chief Financial Officer	2007-2008
Principal Financial Officer	2006-2007

        Prior to the Corporation's acquisition of Russell Insurance Group, Inc. in 2005, Mr. Russell served as the President of Russell Insurance Group, Inc. since its founding in 1978.

        Prior to joining the Corporation, Mr. Cathell served as Senior Vice President & Chief Financial Officer of Fulton Bancshares Corporation in McConnellsburg, Pennsylvania, during 2005. Prior to that, Mr. Cathell was Executive Vice President & Chief Financial Officer of Pennsylvania State Bank in Camp Hill, Pennsylvania, from 1999 through 2004.

Meetings and Committees of the Board of Directors

        The Board of Directors of ACNB Corporation met fourteen (14) times during 2010. The Corporation maintains an Audit Committee (which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934), Executive Committee, Compensation Committee, Nominating Committee, and Strategic Planning Committee. A total of forty (40) Board and committee meetings of the Corporation's Board of Directors were held in 2010. During 2010, each of the directors attended at least 75% of the combined total number of meetings of the Corporation's Board of Directors and the committees of which he or she was a member. While the Board of Directors has no formal policy concerning attendance at the Annual Meeting of Shareholders, all directors are expected to attend. All of the directors attended the 2010 Annual Meeting of Shareholders, and we expect that they will all attend the 2011 Annual Meeting of Shareholders.

        Audit Committee.    Members of the Audit Committee during 2010 were Directors Daniel W. Potts, who served as Chairperson, Robert W. Miller, Marian B. Schultz, David L. Sites, and Harry L. Wheeler. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence. In addition, Ronald L. Hankey, Thomas A. Ritter, David W. Cathell, Lynda L. Glass, and James P. Helt were invited to attend committee meetings. The principal duties of the Audit Committee, as set forth in its charter, include reviewing significant audit and accounting principles, policies and practices; reviewing performance of internal auditing procedures; overseeing risk management; and, recommending annually to the Board of Directors the engagement of an independent auditor. The charter of the Audit Committee is incorporated by reference to Appendix A of the Corporation's 2010 proxy statement. The committee met five (5) times during 2010.

        Executive Committee.    Members of the Executive Committee during 2010 were Directors Frank Elsner, III, who served as Chairperson, Marian B. Schultz, Alan J. Stock, Jennifer L. Weaver, and James E. Williams. In addition, Ronald L. Hankey and Thomas A. Ritter served as ex-officio members of this committee, and David W. Cathell, Lynda L. Glass, and James P. Helt were invited to attend committee meetings. The principal duties of the Executive Committee are to act on behalf of the Board between meetings and to evaluate governance issues. The committee met one (1) time during 2010.

        Compensation Committee.    Members of the Compensation Committee during 2010 were Directors James E. Williams, who served as Chairperson, Frank Elsner, III, James J. Lott, Marian B. Schultz, Jennifer L. Weaver, and Harry L. Wheeler. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence. In addition, Ronald L. Hankey, as Chairman of the Board, was invited to attend committee meetings. The principal duties of the Compensation Committee include evaluating and recommending to the Board of Directors the executive officer compensation plans, policies and programs of the Corporation. The charter of the Compensation Committee is incorporated by reference to Appendix B of the Corporation's 2010 proxy statement. The Compensation Committee met eleven (11) times during 2010.

        Nominating Committee.    Members of the Nominating Committee during 2010 were Directors Marian B. Schultz, who served as Chairperson, Frank Elsner, III, Alan J. Stock, Harry L. Wheeler, and James E. Williams. Each of these directors is "independent" as defined in the SEC and Nasdaq standards for independence. In addition, Ronald L. Hankey, as Chairman of the Board, was invited to attend committee meetings. The principal duties of the Nominating Committee include identifying qualified individuals to serve on the Board and recommending nominees to the Board. The charter of the Nominating Committee is incorporated by reference to Appendix C of the Corporation's 2010 proxy statement. The Nominating Committee met four (4) times during 2010.

        Strategic Planning Committee.    Members of the Strategic Planning Committee during 2010 were Ronald L. Hankey, who served as Chairperson, Frank Elsner, III, Robert W. Miller, Daniel W. Potts, Thomas A. Ritter, Alan J. Stock, Jennifer L. Weaver, and Harry L. Wheeler. The principal duties of the Strategic Planning Committee include overseeing the development of and monitoring the progress of the Corporation's strategic plan; keeping the Board of Directors informed of developments, trends and opportunities in the industry that might help improve the Corporation's profitability, growth, and customer service; and, establishing executive management succession plans. The committee met five (5) times during 2010.

Shareholder Communications

        The Board of Directors has formal shareholder communications processes for the submission of shareholder proposals and nomination of directors, as described below. In addition, shareholders may contact any member of the Board personally, by telephone or by written correspondence including email. Written communications received by the Corporation from shareholders are shared with the full Board as deemed appropriate.

Submission of Shareholder Proposals

        In order for a shareholder proposal (other than director nominations) to be considered for inclusion in ACNB Corporation's proxy statement for next year's annual meeting, the written proposal must be received by the Corporation no later than November 28, 2011.

        All proposals must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If a shareholder proposal is submitted to the Corporation after November 28, 2011, it is considered untimely; and, although the proposal may be considered at the annual meeting, the Corporation is not obligated to include it in the 2012 Proxy Statement.

Employee Code of Ethics

        Since May 1994, ACNB Bank, formerly Adams County National Bank, has had a Conflict of Interest/Code of Ethics. In 2003, as required by law and regulation, the Corporation's Board of Directors first adopted a Code of Ethics which is applicable to our directors, officers and employees.

        The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. We have filed a copy of the Code of Ethics with the SEC as an exhibit to the Form 8-K filed by the Corporation on March 19, 2010.

ELECTION OF DIRECTORS

Nomination of Directors

        The Corporation has a standing Nominating Committee with a charter. Recommendations to the Board of Directors as to the nominees for election as directors at the Annual Meeting of Shareholders are provided by the Nominating Committee. The Nominating Committee will consider shareholder-recommended nominees for director, and shareholders who desire to propose an individual for consideration by the Board of Directors as a nominee for director should submit a recommendation in writing to the Secretary of the Corporation in compliance with the requirements of Article II, Sections 202 and 203, of the Corporation's Bylaws. Any shareholder who intends to nominate a candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than fourteen (14) days prior to the date of any shareholder meeting called for the election of directors.

Qualification and Nomination of Directors

        The Corporation's Articles of Incorporation and Bylaws authorize the number of directors to be not less than five (5) and not more than twenty-five (25). They also provide for three (3) classes of directors with staggered three-year terms of office that expire at successive annual meetings. Pursuant to Article II, Section 205, of the Corporation's Bylaws, directors who reach the age of seventy-two (72), prior to the date of the annual meeting when such director's term expires, may not stand for reelection to the Board of Directors. Currently, the number of directors is set at thirteen (13): Class 1 consists of five (5) directors, Class 2 consists of four (4) directors, and Class 3 consists of three (3) directors with one (1) vacant Board seat. However, pursuant to Article 11 of the Corporation's Articles of Incorporation and Article I, Section 105, of the Corporation's Bylaws, at each shareholder meeting for the election of directors, the shareholders determine how many directors will be elected to serve in each class. The Board of Directors believes that it is in the Corporation's best interest to fix the number of directors to be elected at the 2011 Annual Meeting at twelve (12). The proposed twelve (12) member Board of Directors will consist of five (5) Class 1 Directors, four (4) Class 2 Directors, and three (3) Class 3 Directors. Shareholders will elect three (3) Class 3 Directors to serve for three-year terms that expire at the Corporation's 2014 Annual Meeting of Shareholders.

        The Nominating Committee believes that a director nominee must have the following attributes/qualifications before being recommended as a nominee: stock ownership in the Corporation, commitment of time, commitment to independence, commitment to the Corporation's community, financial competence, a good reputation, integrity, good communication skills, and the willingness and ability to speak up for the interests of the Corporation. A director nominee shall also have expertise that strengthens the Board of Directors. When evaluating potential director nominees, the Nominating Committee considers the skills and expertise of the current Board members and seeks director nominees with knowledge, skills and abilities that enhance and complement—rather than duplicate—the experiences and skills already represented on the Board of Directors. Further, the Nominating Committee ensures director nominees complement the Corporation's strategic vision and direction, a fundamental priority for the Board of Directors. The Nominating Committee follows that same process for evaluating shareholder-recommended nominees for director.

        The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that members of the Board of Directors represent diverse viewpoints and experience. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate's credentials in the context of these standards.

        The Board of Directors nominated Frank Elsner, III, Daniel W. Potts and Thomas A. Ritter to serve as Class 3 Directors until the 2014 Annual Meeting of Shareholders or until their earlier death, resignation, or removal from office. Messrs. Elsner, Potts and Ritter are presently members of the Board of Directors, and have consented to serve another term as a director if reelected. If any of the nominees should be unavailable to serve for any reason, a majority of the Board of Directors then in office may fill the vacancy until the expiration of the term of the class of directors to which he or she was appointed.

        The proxyholders intend to vote all proxies for the election of each of the nominees named below, unless you indicate that your vote should be withheld from any or all of them.

        The Board of Directors proposes the following nominees for election as Class 3 Directors at the annual meeting:

Class 3 Director Nominees
Frank Elsner, III	Daniel W. Potts	Thomas A. Ritter

        The Board of Directors recommends that shareholders vote FOR the proposals to elect the nominees listed above as Class 3 Directors.

Information as to Nominees and Directors

        Set forth below, as of March 10, 2011, are the principal occupation and certain other information regarding nominees for director and continuing directors including the experience, qualifications, attributes or skills that contribute to the nominee's or director's ability to oversee the management of the Corporation. Unless otherwise specified, all business experience is for the past five (5) years in the same or similar position. You will find information about their share ownership on pages 12 through 13.

Class 1 Directors (to serve until 2013)

Ronald L. Hankey	Mr. Hankey, age 70, is Chairman of the Corporation and ACNB Bank, as well as is Vice Chairman of the Board of Directors of Russell Insurance Group, Inc. He served as the Corporation's Chief Executive Officer from 1982 until December 31, 2003. He also served as the Corporation's President from 1982 until December 31, 2000. He served as ACNB Bank's President & Chief Executive Officer from 1975 until December 31, 2000. Mr. Hankey has been a member of the Corporation's Board of Directors and has served as Chairman of the Board since 1982. He also has been a member of ACNB Bank's Board of Directors and has served as Chairman of the Board since 1975. He has been a member of Russell Insurance Group, Inc.'s Board of Directors and has served as Vice Chairman of the Board since 2005. Mr. Hankey's more than 50 years of experience in the financial services industry, including 20 years of experience as the Corporation's Chief Executive Officer, provides him with unique insights into the Corporation's challenges, strategic goals, and operations.
James J. Lott
Mr. Lott, age 48, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2007. He is President of Bonnie Brae Fruit Farms, Inc. located in Gardners, Pennsylvania. Mr. Lott offers extensive experience in agribusiness, a leading economic driver in Adams County and Pennsylvania, and his business insight is leveraged to provide guidance in understanding this important segment of the local economy.
Robert W. Miller
Mr. Miller, age 62, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2007 and serves as an audit committee financial expert. He is Vice President of Miller, Brown, Ohm & Associates, P.C., a certified public accounting firm located in McSherrystown, Pennsylvania. Mr. Miller has extensive experience with public and financial accounting matters and has expertise with respect to advising on financial objectives and planning.

Marian B. Schultz	Ms. Schultz, age 61, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 1992. She is Dean of the School of Academic Programs & Services and Library & Multi-Media Services at Shippensburg University located in Shippensburg, Pennsylvania. Ms. Schultz has extensive experience in academia with strong skills in program development and implementation, human relations, and academic administration.
James E. Williams
Mr. Williams, age 57, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2007. He is President of C.E. Williams Sons, Inc., a paving and excavating company located in Gettysburg, Pennsylvania. Mr. Williams is an experienced leader of a paving and excavating company and served as Chairman of the Adams County Economic Development Corporation, exhibiting proven expertise in the overall management of a company including matters related to financial oversight, human resources, and risk management.

Class 2 Directors (to serve until 2012)

David L. Sites	Mr. Sites, age 55, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2010. He is Owner & Managing Partner of Realty Leasing & Management Co., a real estate development and holding company located in Gettysburg, Pennsylvania. Mr. Sites offers over 30 years of experience in real estate sales, management and development and provides proven experience in community relations, risk management, and overall management performance.
Alan J. Stock
Mr. Stock, age 53, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2005. He is the owner of Eicholtz Company, an office equipment and furniture dealership located in New Oxford, Pennsylvania. Mr. Stock brings to the Board entrepreneurial experience and strong financial and business acumen.
Jennifer L. Weaver
Ms. Weaver, age 64, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 1992. She is Vice President of the Gettysburg Campus of Harrisburg Area Community College located in Gettysburg, Pennsylvania. Ms. Weaver's extensive background in education and administration provide the Board with strong overall management and consensus-building skills.
Harry L. Wheeler
Mr. Wheeler, age 70, has been a member of the Corporation's Board of Directors since March 1, 1999, and of ACNB Bank's Board of Directors since October 1, 2000. He served as a director of Farmers National Bank of Newville from 1987 until October 1, 2000. Mr. Wheeler is the proprietor of Wheeler Drywall located in Carlisle, Pennsylvania. Mr. Wheeler has extensive small business management experience, with proven skills in financial oversight, decision-making, and organizational and project management.

Class 3 Directors (to serve until 2011; nominees to serve until 2014 if duly elected and qualified)

Frank Elsner, III	Mr. Elsner, age 50, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2002. He has also served as Vice Chairman of both Boards of Directors since 2007. He is President, Chief Executive Officer & Treasurer of Elsner Engineering Works, Inc., an engineering and manufacturing company located in Hanover, Pennsylvania. Mr. Elsner has extensive management experience with a company that operates internationally, with strong skills in cross cultural communications, financial management, sales and marketing, and strategic planning.
Daniel W. Potts
Mr. Potts, age 58, has been a member of both the Corporation's and ACNB Bank's Boards of Directors since 2004 and serves as an audit committee financial expert. He has also been a member of the Board of Directors of Russell Insurance Group, Inc. since 2005. He has more than 25 years of global business experience, including 10 years with major accounting firms. Mr. Potts is currently Director of Business Development/Global Financial Services with Capgemini, a worldwide provider of consulting, technology and outsourcing services. He has also been involved with residential real estate development in Avalon, New Jersey. Mr. Potts' financial and business skills and extensive experience with financial accounting matters and real estate provide invaluable insight and guidance to the Board's oversight function.
Thomas A. Ritter
Mr. Ritter, age 59, is President & Chief Executive Officer of the Corporation and ACNB Bank, as well as is Chairman of the Board of Directors of Russell Insurance Group, Inc. He served as Executive Vice President of the Corporation and ACNB Bank from January 1, 2000, until December 31, 2000. Effective January 1, 2001, he became President of the Corporation and President & Chief Executive Officer of ACNB Bank. Effective December 31, 2003, Mr. Ritter became the Corporation's Chief Executive Officer. He has been a member of both the Corporation's Board of Directors and ACNB Bank's Board of Directors since 2001. He has been a member of Russell Insurance Group, Inc.'s Board of Directors and has served as Chairman of the Board since 2005. Mr. Ritter had previously served as a member of both the Corporation's and ACNB Bank's Boards of Directors from 1997 until his retirement from each Board in December 1999. From 1986 until December 1999, Mr. Ritter was an insurance agent in Gettysburg, Pennsylvania. Mr. Ritter's more than 21 years of experience in the financial services industry including seven years as the Corporation's Chief Executive Officer provides him with unique insights into the Corporation's challenges, strategic goals, and operations.

SHARE OWNERSHIP

Principal Shareholders

        As of December 31, 2010, the Board of Directors knows of no person who owns of record or who is known to be the beneficial owner of more than 5% of the Corporation's outstanding common stock.

Beneficial Ownership of Executive Officers, Directors and Nominees

        The following table sets forth, as of December 31, 2010, and from information received from the respective individuals, the amount and percentage of the common stock beneficially owned by each director, each nominee for director, each executive officer, and all executive officers, directors and nominees of the Corporation as a group. Unless otherwise noted, shares are held individually and the percentage of class is less than 1% of the outstanding common stock.

        Beneficial ownership of shares of ACNB Corporation common stock is determined in accordance with Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

  •
  Voting power, which includes the power to vote or to direct the voting of the stock; or,

  •
  Investment power, which includes the power to dispose or direct the disposition of the stock; or,

  •
  The right to acquire beneficial ownership within sixty (60) days after December 31, 2010.

        Unless otherwise indicated in a footnote appearing below the table, all shares reported in the table below are owned directly and individually by the reporting person. The number of shares owned by the directors, nominees and executive officers is rounded to the nearest whole share.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Class 1 Directors
Ronald L. Hankey	22,610(2)	—
James J. Lott	5,076(3)	—
Robert W. Miller	3,434(4)	—
Marian B. Schultz	5,264(5)	—
James E. Williams	4,452	—
Class 2 Directors
David L. Sites	20,835(6)	—
Alan J. Stock	21,177(7)	—
Jennifer L. Weaver	4,602	—
Harry L. Wheeler	10,212	—
Class 3 Directors
Frank Elsner, III	8,050(8)	—
Daniel W. Potts	1,050	—
Thomas A. Ritter	7,070(9)	—
Named Executive Officers
Frank C. Russell, Jr.	0	—
President & Chief Executive
Officer of Russell Insurance
Group, Inc.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percentage of Class
Lynda L. Glass	2,007(10)	—
Executive Vice President &
Secretary of ACNB Corporation
David W. Cathell	8,680(11)	—
Executive Vice President,
Treasurer & Chief Financial
Officer of ACNB Corporation
All Officers, Directors and Nominees as a Group (12 Directors/Nominees, 5 Officers, 15 persons in total)	124,519	2.10%

(1)
The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power, or has the right to acquire beneficial ownership within 60 days after December 31, 2010. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Figure includes 8,364 shares held solely by Mr. Hankey and 14,246 shares held jointly with Mr. Hankey's spouse.

(3)
Figure includes 1,000 shares held solely by Mr. Lott and 4,076 shares held jointly with Mr. Lott's spouse.

(4)
Figure includes 495 shares held solely by Mr. Miller and 2,939 shares held jointly with Mr. Miller's spouse.

(5)
Figure includes 1,000 shares held jointly with Ms. Schultz's spouse and 4,264 shares held solely by Ms. Schultz's spouse.

(6)
Figure includes 12,923 shares held solely by Mr. Sites; 1,360 shares held solely by Mr. Sites' spouse; and, 6,552 shares held in a trust of which Mr. Sites is the trustee.

(7)
Figure includes 2,549 shares held solely by Mr. Stock; 12,327 shares held jointly with Mr. Stock's spouse; and, 6,301 shares held solely by Mr. Stock's spouse.

(8)
Figure includes 886 shares held solely by Mr. Elsner and 7,164 shares held jointly with Mr. Elsner's spouse.

(9)
Figure includes 2,343 shares held solely by Mr. Ritter; 1,814 shares held jointly with Mr. Ritter's spouse; and, 2,913 shares held solely by Mr. Ritter's spouse.

(10)
These shares are held jointly with Ms. Glass' spouse.

(11)
Figure includes 7,150 shares held solely by Mr. Cathell and 1,530 shares held jointly with Mr. Cathell's spouse.

COMPENSATION AND PLAN INFORMATION

Compensation of the Board of Directors of ACNB Corporation and ACNB Bank

        Directors of the Corporation are not compensated for their services. Further, ACNB Bank does not compensate employee directors for attendance at Board of Directors meetings or committee meetings. However, in 2010, ACNB Bank's non-employee directors were compensated for their services rendered to the Corporation and to ACNB Bank as follows:

  •
  $8,000 annual retainer;

  •
  $375 per Board meeting;

  •
  $175 per hour for committee meetings with a minimum payment of $175;

  •
  $100 for committee chairperson per meeting; and,

  •
  $500 allowance for a half-day seminar plus expenses, if applicable, and $800 allowance for a full-day seminar plus expenses, if applicable.

The following table summarizes the compensation of directors during 2010:

Name	Fees Earned or Paid in Cash ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Philip P. Asper	$3,644	(2)	—	$197	$3,841
Frank Elsner, III	$22,969		—	$186	$23,155
James J. Lott	$20,538		—	$67	$20,605
Robert W. Miller	$20,044		—	$165	$20,209
Daniel W. Potts	$18,900	(3)	—	$341	$19,241
Marian B. Schultz	$21,325		—	$475	$21,800
David L. Sites	$12,150	(4)	—	$46	$12,196
Alan J. Stock	$23,250		—	$232	$23,482
Jennifer L. Weaver	$20,538		—	$640	$21,178
Harry L. Wheeler	$21,881		—	$1,119	$23,000
James E. Williams	$23,744		—	$114	$23,858

(1)
Represents the tax reportable imputed income attributed to the director supplemental life insurance plan.

(2)
Mr. Asper passed away on May 4, 2010.

(3)
Includes $1,250 paid for Board meetings of Russell Insurance Group, Inc.

(4)
Mr. Sites' term began at the 2010 Annual Meeting of Shareholders on May 4, 2010.

Director Deferred Fee Plan

        In January 2001, ACNB Bank established a director deferred fee plan. Directors Elsner, Lott, Miller, Schultz, Stock, Weaver, Wheeler and Williams participated in 2010. Directors may defer up to 100% of the director's income. Benefits are payable upon termination of service, change of control, and by specific participant election in accordance with IRS Code Section 409A. The deferred fees earn interest, and the interest and plan expenses are funded by bank-owned life insurance (BOLI).

Director Supplemental Life Insurance Plan

        Effective January 1, 2001, ACNB Bank established a director supplemental life insurance plan. All non-employee directors are eligible for the life insurance benefit, subject to medical underwriting acceptance. The plan currently insures ten (10) directors. The director life insurance benefit of $100,000 per participating director will be provided through a single premium BOLI program because BOLI is a more cost-efficient way of providing the benefits. The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable incomes.

Long-Term Care Insurance

        ACNB Bank provides long-term care insurance to directors, and eligibility is subject to medical underwriting acceptance. The plan currently insures ten (10) directors. The eligible participating directors are not required to pay any premiums. The long-term care insurance provides a monthly maximum base benefit of $4,000 for long-term care needs.

Executive Compensation

Compensation Discussion and Analysis

Compensation Policy

        The primary objectives of the Compensation Committee remain to attract, motivate, reward and retain executives who

  •
  maintain the safety and soundness of the Corporation,

  •
  sustain and enhance long-term investor value,

  •
  enforce internal controls deemed appropriate by our auditors and regulators, and

  •
  execute the strategic plans as prioritized by the Board of Directors.

        The Compensation Committee and the Board of Directors of ACNB Corporation seek to establish fair compensation policies in order to attract, motivate, reward and retain competent managers whose efforts will enhance the Corporation's profitability and growth. The Compensation Committee treats compensation as an evolving process depending on the strategic objectives of the Corporation, as determined by the Board of Directors at that time.

The Role of the Executive Officers in Setting Compensation

        The Compensation Committee recommends to the Board of Directors of ACNB Corporation the compensation for all of the Named Executive Officers. This includes compensation for the Chairman of the Board; President & Chief Executive Officer; Executive Vice President, Secretary & Chief Operating Officer; and, Executive Vice President, Treasurer & Chief Financial Officer of ACNB Bank. These four individuals also serve as the officers of ACNB Corporation.

        The President & Chief Executive Officer discusses the Executive Vice President, Secretary & Chief Operating Officer's and the Executive Vice President, Treasurer & Chief Financial Officer's performance with the Compensation Committee and provides insight on merit compensation. The Compensation Committee reviews the performance of the President & Chief Executive Officer and the Chairman of the Board. The Compensation Committee then reports on the performance of the executives and recommends compensation levels to the Board of Directors.

        The Board of Directors of Russell Insurance Group, Inc., a subsidiary, recommends the compensation level for the President & Chief Executive Officer of Russell Insurance Group, Inc. to the

Compensation Committee, which reviews the recommendation and subsequently makes an independent recommendation to the Board of Directors of ACNB Corporation.

        The members of the Board of Directors of the Corporation, using their respective business judgment, determine the compensation levels for all Named Executive Officers. The Named Executive Officers do not participate in the determination process of their respective annual base salaries and are not present when their respective compensation is discussed by the Compensation Committee or discussed and approved by the Board of Directors.

The Role of a Consultant in Setting Compensation

        For compensation awarded in the year of 2010, the Compensation Committee engaged Larry R. Webber, an independent executive compensation advisor, to assist the Committee in fulfilling its responsibilities. Mr. Webber provided compensation information for the Compensation Committee and advised the Committee with regard to compensation for the Named Executive Officers, except the Chairman of the Board and the President & Chief Executive Officer of Russell Insurance Group, Inc. Mr. Webber also furnished benchmarking information as discussed in Benchmarking below, as well as provided a survey detailing how current economic and policy shifts have impacted incentive plan performance measures and the method of payments under incentive plans. Mr. Webber provides no other services to the Corporation.

Benchmarking

        In 2010, the Corporation, through the services of Mr. Webber, benchmarked its compensation policies against a peer group approved by the Compensation Committee and consisting of the following institutions:

  1.
  Eastern Virginia Bankshares, Inc., Tappahannock, VA

  2.
  Middleburg Financial Corporation, Middleburg, VA

  3.
  National Bankshares, Inc., Blacksburg, VA

  4.
  C&F Financial Corporation, West Point, VA

  5.
  Old Point Financial Corporation, Hampton, VA

  6.
  American National Bankshares, Inc., Danville, VA

  7.
  Bryn Mawr Bank Corporation, Bryn Mawr, PA

  8.
  Fox Chase Bancorp, Inc., Hatboro, PA

  9.
  Orrstown Financial Services, Inc., Shippensburg, PA

  10.
  CNB Financial Corporation, Clearfield, PA

  11.
  ESSA Bancorp, Inc., Stroudsburg, PA

  12.
  AmeriServ Financial, Inc., Johnstown, PA

  13.
  Codorus Valley Bancorp, Inc., York, PA

  14.
  Harleysville Savings Financial Corporation, Harleysville, PA

  15.
  Tower Bancorp, Harrisburg, PA

  16.
  Franklin Financial Services Corporation, Chambersburg, PA

  17.
  Citizens & Northern Corporation, Wellsboro, PA

  18.
  First Chester County Corporation, West Chester, PA

  19.
  Wilber Corporation, Oneonta, NY

  20.
  Bridge Bancorp, Inc., Bridgehampton, NY

  21.
  Chemung Financial Corporation, Elmira, NY

  22.
  Shore Bancshares, Inc., Easton, MD

  23.
  Severn Bancorp, Inc., Annapolis, MD

        Mr. Webber's report presented information on the Corporation and the peer comparison of 2009 return on average assets (ROAA), return on average equity (ROAE), earnings per share (EPS) growth, and five-year total shareholder return. The Compensation Committee chose ROAA as a metric because it illustrates how efficiently the Corporation is using its assets over time and does not reflect intermediate highs or lows. The Compensation Committee chose ROAE because it gauged the Corporation's profitability over the year as a percentage of shareholders' equity. The Compensation Committee chose EPS growth and five-year total shareholder return as measures to emphasize the Corporation's compensation philosophy of sustaining and enhancing long-term investor value.

        ACNB Corporation exceeded its peers with regard to ROAA, ROAE and EPS. The Corporation's five-year total shareholder return was on par with its peers. The report also compared three elements of compensation based on 2008 proxy material—namely, base salary, at-risk awards, and total compensation. The report further benchmarked all Named Executive Officers' salaries, except those of the Chairman of the Board and the President & Chief Executive Officer of Russell Insurance Group, Inc., to the Corporation's peers. Although the Corporation exceeded its peers in the metrics comparison, base salary of the Named Executive Officers was lower than their peers, with the President & Chief Executive Officer's salary being significantly lower than peer. The relevant Named Executive Officers' total compensation ranged from ten percent (10%) to thirty-three percent (33%) lower than their peers. Because the Corporation exceeded its peers in the metrics determined by the Compensation Committee yet the President & Chief Executive Officer's salary was significantly lower than peer, the President & Chief Executive Officer's salary was raised by $40,000 to close the gap on the disparity.

        Additionally, the Corporation participates in an annual compensation survey and receives the results of the survey from L. R. Webber Associates, Inc., a compensation and benefits consulting firm which is not affiliated with Mr. Webber. The human resources manager of the Corporation's banking subsidiary interacts with the consulting firm and forwards the applicable results of the survey to the Compensation Committee for review. The survey includes general compensation information and salary ranges for executives of financial institutions throughout Pennsylvania and the contingent areas of Maryland, New Jersey and New York. The survey is not used to benchmark any specific element of executive compensation to any specific financial institution or group of financial institutions, but is only used as an educational source as to the current trends in compensation at financial institutions primarily in Pennsylvania.

        In addition to the L.R. Webber Associates, Inc. survey, the Corporation receives information on compensation trends of financial institutions nationwide through resources provided by the American Bankers Association. The Compensation Committee also reviews the proxy material of other financial institutions in an effort to become more versed in the form of compensation awarded to executives at financial institutions and reviews educational material regarding executive compensation provided at various seminars or conferences attended by Compensation Committee members throughout the year.

Components of Compensation

        While the specific amount of compensation provided to the Corporation's executives may differ, the components of compensation are generally the same for our Named Executive Officers. For 2010, the Corporation's executive compensation and benefits package consisted primarily of base salary, retirement plans, and employee health and welfare benefit plans.

Base Salary

        The Compensation Committee believes that base salary should be the primary component of compensation. Fixed compensation provides the executive with the security of knowing that the majority of his or her compensation is not tied to market fluctuations. The amount of base salary is designed to attract and retain Named Executive Officers who can further the strategic objectives of the Corporation and provide leadership to the Corporation. In recommending base salary, the Compensation Committee does not take into consideration any other forms of compensation which are and which may not be offered to the Named Executive Officers. The Compensation Committee believes that, by providing compensation without delay in the form of base salaries, it will successfully further the Corporation's goals of providing a stable environment for its Named Executive Officers which, in turn, encourages them to maintain the safety and soundness of the Corporation.

        Base salaries for our Named Executive Officers are established based upon their respective responsibilities, individual performance, longevity with the Corporation, and key Corporation performance measures including profitability and growth. The Compensation Committee and the Board of Directors of the Corporation do not assign specific quantitative measures to profitability and growth or performance targets, but uses its business judgment to determine if the Corporation's profitability and growth are sufficient enough to allow the Corporation the flexibility to award merit increases such that the increase would be a safe and sound practice. As mentioned in Benchmarking above, the Compensation Committee benchmarked the Named Executive Officers' (except the Chairman of the Board and the President & Chief Executive Officer of Russell Insurance Group, Inc.) base compensation to peer institutions. Because of the disparity in the President & Chief Executive Officer's base compensation to peers, his base salary was increased. Named Executive Officers are expected to assist the Corporation in sustaining and enhancing long-term investor value by maintaining the safety and soundness of the Corporation, enforcing internal controls deemed appropriate by our auditors and regulators, executing the strategic plans as prioritized by the Board of Directors, providing leadership and organizational development, and assisting in public relations. A Named Executive Officer's capacity to perform these tasks and achievement of these tasks are taken into consideration in determining whether the Named Executive Officer has performed as expected or has had outstanding performance.

        The Board of Directors of Russell Insurance Group, Inc. recommends the amount of cash compensation for the President & Chief Executive Officer of Russell Insurance Group, Inc. to the Compensation Committee which reviews the recommendation. The Compensation Committee then makes an independent recommendation to the Board of Directors of ACNB Corporation, which sets the amount of cash compensation for all Named Executive Officers. The base amount and forms of compensation awarded the President & Chief Executive Officer of Russell Insurance Group, Inc. are based upon previous contract negotiations, the performance of Russell Insurance Group, Inc., and the role that the President & Chief Executive Officer of Russell Insurance Group, Inc. performs in the highly relationship-oriented industry of insurance sales.

Bonus Awards

        The Corporation does not have a formalized bonus plan for all Named Executive Officers. The President & Chief Executive Officer of Russell Insurance Group, Inc. is the only Named Executive Officer who has a formulized bonus structure which is addressed in his employment agreement. Under the bonus structure for 2010, he will receive a bonus of five percent (5%) of the pre-tax income (based on historical agency accounting system) earned by Russell Insurance Group, Inc. during the preceding calendar year, provided that the actual pre-tax profits for that year exceeds $1 million. Given that his duties include marketing and sales, the Board of Directors of Russell Insurance Group, Inc. believes that offering him a formulized bonus will increase the profitability of the subsidiary, and therefore the Corporation, because it incents him to exceed $1 million in pre-tax profits in a calendar year. Beginning in 2011, this bonus structure is equal to five percent (5%) of the pre-tax income (based on historical agency accounting system) earned by Russell Insurance Group, Inc. during the preceding calendar year, provided that the actual pre-tax profits for that year exceeds $1 million; further provided, however, if Russell Insurance Group, Inc. is assessed with impairment charges, then the Board of Directors of Russell Insurance Group, Inc. may, at its sole discretion, award, adjust, or not award the bonus for any year in which impairment charges are applied to the Russell Insurance Group, Inc. income statement. The new bonus structure also contains a clawback provision allowing the Corporation to recoup the appropriate funds if the Corporation is required to restate all or a portion of its financial statements as a result of or related to a restatement of Russell Insurance Group, Inc.'s financial statements or if the Corporation determines in its sole discretion that it is required by state or federal laws or regulations to implement the clawback provision.

        The Corporation may authorize discretionary bonus awards for the Named Executive Officers for the purpose of rewarding exceptional effort and performance. The Corporation has not set forth specific criteria for awarding bonuses, but treats each year's performance on a case-by-case basis and uses the Compensation Committee members' experience and individual business judgment when determining whether a bonus is appropriate.

        The Corporation may provide a holiday bonus annually to employees of its banking subsidiary. For the year of 2010, the bonus was one percent (1%) of the employee's regular earnings. This discretionary bonus is intended to reward employees for their service throughout the year. As the discretionary bonus is awarded to all eligible employees, the amount of the bonus is not taken into account when determining executive compensation.

Retirement Plans

        The Compensation Committee believes that retirement benefits are another important way to provide long-term financial security to employees, thus encouraging longevity and a low employee turnover rate. As the defined benefit plan and 401(k) plan are tax qualified retirement plans, the Corporation's retirement plans are not tied to Corporation or individual performance.

Defined Benefit Plan

        The Corporation's subsidiary, ACNB Bank, maintains a defined benefit plan which is available to all eligible employees. The plan provides a prospective benefit commencing at age sixty-five (65) for the employee's lifetime. If an employee has completed thirty (30) or more years of service, the employee is eligible to retire at age sixty-two (62) and receive full benefits. The plan contains a five (5) year vesting provision to ensure that the plan rewards employees for longevity. The amount paid under the plan is based upon a formula outlined in the plan and which is applicable to all ACNB Bank employees. The defined benefit plan is a very effective tool for employee retention and for providing long-term incentive compensation. All Named Executive Officers, with the exception of the President & Chief Executive Officer of Russell Insurance Group, Inc., are employees of ACNB Bank and are eligible to participate in the plan.

401(k) Plan

        Both ACNB Bank and Russell Insurance Group, Inc. maintain a 401(k) plan which allows employees to save their own money for retirement, to earn a matching contribution from the subsidiary, and to direct the investment of all funds in the 401(k) plan. The percentage of match contributed to the Named Executive Officer's account is the same as contributed to all other eligible employees in each plan and is prescribed by the Internal Revenue Code. These plans are viewed as a necessity to successfully hire and retain employees in a competitive marketplace. All Named Executive Officers participate in ACNB Bank's 401(k) plan, except the President & Chief Executive Officer of Russell Insurance Group, Inc. who participates in Russell Insurance Group, Inc.'s 401(k) plan.

Supplemental Executive Retirement Plan

        The Corporation provides a supplemental executive retirement plan (SERP) to certain executives, including the Chairman of the Board, President & Chief Executive Officer, and Executive Vice President, Secretary & Chief Operating Officer of ACNB Bank. The SERPs are designed to account for some of the limitations with traditional pension plans, and are intended to provide essential executive officers with an incentive to remain with the Corporation until retirement as opposed to terminating employment before retirement to work for a competitor. The triggering events for payment under the SERP agreements are reaching retirement age as determined in the SERP agreement, death, a termination after a change in control, or early retirement. Benefit amounts for early retirement will be determined by the individual's number of years of service encouraging longevity with the Corporation. The SERP provides no current remuneration to the applicable Named Executive Officers and, therefore, is not taken into consideration when determining base salary.

Health and Welfare Plans

        Health and welfare plans are not tied to Corporation or individual performance. The cost of providing such benefits to all eligible employees is not taken into account when determining specific salaries of the Named Executive Officers and is a cost of doing business.

Insurance Plans

        Group life, group disability, vision, and health insurance are available to all eligible employees. Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented employees at all levels of the Corporation.

Supplemental Life Insurance Plan

        The Corporation's supplemental life insurance plan provides a split-dollar share of death benefits to the Named Executive Officer's beneficiary, depending upon the Named Executive Officer's eligibility to receive payments. The plan is funded with bank-owned life insurance (BOLI) and is used to provide an additional benefit to certain officers, including the Named Executive Officers, with a minimal cost to the Corporation. Split-dollar life insurance plans are widely available in the banking industry because the Corporation will recover its plan costs upon the death of the Named Executive Officer and the Named Executive Officer's beneficiary will receive a split of the insurance proceeds. Although this benefit does not provide any current remuneration to the Named Executive Officer, it provides further incentive for longevity with the Corporation as it provides the executive the ability to provide some benefit to his or her family after his or her death. As the Corporation will recover its plan costs, the cost of the plan is not taken into consideration when determining base salary.

Long-Term Care Insurance

        The Corporation provides long-term care insurance to certain officers, including the Named Executive Officers employed by the Corporation's subsidiary, ACNB Bank. The cost of providing this benefit is offset by interest earned on bank-owned life insurance (BOLI) on the life of the Named Executive Officer. Long-term care insurance is seen as an additional benefit used to attract and retain competent executives at minimal cost; therefore, the cost of the plan is not taken into consideration when determining base salary or other benefits.

Perquisites

        The Corporation provides either a Corporation-owned or Corporation-leased vehicle to the President & Chief Executive Officer of ACNB Bank and to the President & Chief Executive Officer of Russell Insurance Group, Inc. The provision of a Corporation vehicle to these individuals is a customary benefit in the financial services industry as individuals in these positions frequently engage in public relations on behalf of the Corporation, ACNB Bank and/or Russell Insurance Group, Inc.

Equity Compensation

        In 2009, the shareholders approved a restricted stock plan for the benefit of employees and directors of ACNB Corporation and ACNB Bank, as determined by the Compensation Committee. The plan is intended to advance the best interests of the Corporation and its shareholders by providing those persons who have responsibility for the Corporation's growth with additional incentives by encouraging them to acquire an ownership interest in the Corporation and, thereby, further encouraging them to contribute to the success of the Corporation and ACNB Bank. The price volatility inherent in any form of performance-based equity compensation remains the main reason why other forms of compensation will be relied upon more heavily than equity compensation. The Compensation Committee has not yet granted any shares of restricted stock. The Compensation Committee is still engaging in a thorough analysis of the industry and review of criteria to determine the best method to enhance shareholder value by providing an incentive to its executives under the plan. The Corporation has not instituted an equity ownership requirement for its Named Executive Officers.

Employment Agreements

        The Corporation and one of its subsidiaries have entered into employment agreements with the President & Chief Executive Officer, Executive Vice President, Secretary & Chief Operating Officer, and Executive Vice President, Treasurer & Chief Financial Officer of ACNB Bank, as well as the President & Chief Executive Officer of Russell Insurance Group, Inc.

Triggering Events

        The employment agreements with the President & Chief Executive Officer, Executive Vice President, Secretary & Chief Operating Officer, and Executive Vice President, Treasurer & Chief Financial Officer are similar and any difference is in payment amounts which are adjusted given their respective role in the Corporation and the current trends in the financial services industry. In determining the triggering events in these agreements, the Corporation used triggering events which are traditional and prevalent in the industry. The contracts are designed to compensate the Named Executive Officer if the Named Executive Officer is terminated without cause, is terminated after a change in control, or terminates employment for good reason. As the agreements are three (3) years in duration and as the executive has agreed to noncompetition provisions in the agreement, the Corporation believes that it is only appropriate that if the executive is terminated without cause or if the Corporation imposes a condition of employment upon the executive which would be considered a good reason for the executive to terminate employment under the agreement (in effect, if the

Corporation breaches the agreement), then the executive should be paid the predetermined amount as damages as a result of the Corporation violating the employment agreement. Alternatively, if the Corporation undergoes a change in control and as a result the executive's employment is terminated by either the executive or the successor Corporation, the Corporation believes that it is in the best interests of the shareholders to provide the executive with security in order to ensure that decisions regarding potential changes in control are made in the best interests of the shareholders and that personal concerns regarding subsequent employment are minimized. The contracts give the Named Executive Officer the security of knowing that if he or she is terminated in one of those scenarios that he or she will receive some form of compensation during the transition phase from working for the Corporation to finding another position. In addition, the contracts contain a noncompetition provision, whereby the Named Executive Officer is not allowed to compete with the Corporation or solicit customers or employees of the Corporation for a specific period of time. The time period in which the Named Executive Officer receives compensation is related to the time period that the noncompetition provision is in effect.

        The three (3) year contract for the President & Chief Executive Officer of Russell Insurance Group, Inc. contains a payment trigger if his employment agreement is terminated without cause or he terminates employment for good reason. Therefore, if he terminates employment without good reason, he will not receive any payment. If there is a change in control, he will only receive a payment if a subsequent termination of employment meets the definition of a termination without cause or a voluntary termination for good reason.

Vesting

        Given the number of years which the respective Named Executive Officers have worked for the Corporation or a subsidiary, the Compensation Committee did not feel that it was necessary to attach any additional vesting requirements upon the Named Executive Officers' employment agreements. In addition, the most recent agreements for the President & Chief Executive Officer and Executive Vice President, Secretary & Chief Operating Officer of ACNB Bank and the President & Chief Executive Officer of Russell Insurance Group, Inc. replaced previous agreements which did not contain vesting requirements.

Accounting and Tax Treatments

        In the case that one of the events which trigger a payment under the ACNB Bank employment agreements occurs and a payment is made, if the payment is subject to the Internal Revenue Code 280G penalty, then the Named Executive Officer will receive compensation in a gross-up amount whereby the Named Executive Officer will receive an amount necessary such that, after taxes, the Named Executive Officer will receive what he or she is entitled to under the agreement. The gross-up provision is standard in employment agreements given to Named Executive Officers at Pennsylvania community banks and is intended to make the Named Executive Officer whole again. The gross-up amount is not taken into consideration when determining annual base salary or other annual compensation awards, but was taken into account when determining the amount of each triggering event in the respective contract.

Material Differences in Compensation Awarded to Each Named Executive Officer

        The Named Executive Officers receive base salaries commensurate with their positions, responsibilities and past performance as recommended by the Compensation Committee and approved by the Board of Directors of ACNB Corporation using their respective business judgment. The amount of net income generated by Russell Insurance Group, Inc. is also taken into consideration when determining the President & Chief Executive Officer of Russell Insurance Group, Inc.'s base salary and bonus which is based upon a formula provided in his employment agreement.

        All Named Executive Officers receive a base salary, access to a 401(k) plan, and health and welfare plans. All Named Executive Officers, with the exception of the President & Chief Executive Officer of Russell Insurance Group, Inc., receive the discretionary bonus given to all eligible employees and eligibility to participate in the defined benefit plan. The Chairman of the Board, President & Chief Executive Officer, and Executive Vice President, Secretary & Chief Operating Officer of ACNB Bank are the only Named Executive Officers who currently have a supplemental executive retirement plan, and considering their positions and longevity with the Corporation the Compensation Committee believes that this is appropriate.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ACNB Corporation's proxy statement.

        This report is furnished by the Compensation Committee.

James E. Williams, Chairperson
Frank Elsner, III
James J. Lott
Marian B. Schultz
Jennifer L. Weaver
Harry L. Wheeler

EXECUTIVE COMPENSATION AND EMPLOYEE BENEFITS

        In 2010, ACNB Bank's Chief Risk Officer provided the Compensation Committee and the Board of Directors with a risk assessment report for the Corporation's incentive compensation programs. The Compensation Committee and the Board of Directors concluded that the programs are balanced, do not motivate imprudent risk taking, and are not reasonably likely to have a material adverse effect on the Corporation.

Summary Compensation Table

        The following table summarizes the total compensation for 2010, 2009 and 2008 for Thomas A. Ritter, the Corporation's President & Chief Executive Officer; David W. Cathell, the Corporation's Executive Vice President, Treasurer & Chief Financial Officer; and, the three other persons who were serving as executive officers of the Corporation or as the President & Chief Executive Officer of a subsidiary at the end of 2010. These individuals are referred to as the Named Executive Officers.

        The salaries of the Named Executive Officers listed below include one additional pay period for the year 2009 because January 1, 2010, the scheduled pay date, was a holiday.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	All Other Compensation ($)		Total ($)
Ronald L. Hankey	2010	$47,000	$470	—	$49,033	(2)	$96,503
Chairman of the Corporation(17)	2009	$48,808	$235	—	$49,072	(3)	$98,115
	2008	$47,000	$5,470	—	$48,772	(4)	$101,242
Thomas A. Ritter	2010	$285,000	$12,850	$108,468	$46,815	(5)	$453,133
President & Chief Executive	2009	$254,039	$6,225	$96,482	$46,306	(6)	$403,052
Officer of the Corporation(17)	2008	$235,000	$14,850	$37,728	$46,399	(7)	$333,977
Frank C. Russell, Jr.	2010	$300,000	$63,570	—	$6,934	(8)	$370,504
President & Chief Executive Officer	2009	$305,769	$60,767	—	$8,078	(9)	$374,614
of Russell Insurance Group, Inc.	2008	$300,000	$79,132	—	$9,038	(10)	$388,170
Lynda L. Glass	2010	$208,284	$7,110	$68,229	$12,632	(11)	$296,255
Executive Vice President &	2009	$206,508	$5,996	$58,529	$10,795	(12)	$281,828
Secretary of the Corporation(18)	2008	$182,485	$10,892	$30,475	$10,970	(13)	$234,822
David W. Cathell	2010	$161,539	$6,650	$13,278	$7,078	(14)	$188,545
Executive Vice President,	2009	$155,769	$5,750	$13,054	$6,758	(15)	$181,331
Treasurer & Chief Financial	2008	$131,731	$7,500	$9,829	$5,910	(16)	$154,970
Officer of the Corporation(19)

(1)
The amounts shown represent the aggregate actuarial increase in the present value of the Named Executive Officer's benefits under the defined benefit plan and supplemental executive retirement plan agreements.

(2)
Includes 401(k) plan employer matching contribution of $1,899; deferred compensation payments under his SERP of $42,996; and, supplemental life insurance premiums of $4,138.

(3)
Includes 401(k) plan employer matching contribution of $1,962; deferred compensation payments under his SERP of $42,996; and, supplemental life insurance premiums of $4,114.

(4)
Includes 401(k) plan employer matching contribution of $2,099; deferred compensation payments under his SERP of $42,996; and, supplemental life insurance premiums of $3,677.

(5)
Includes 401(k) plan employer matching contribution of $9,800; deferred compensation accruals under his SERP of $33,909; supplemental life insurance premiums of $1,397; and, personal use of company car of $1,709.

(6)
Includes 401(k) plan employer matching contribution of $9,800; deferred compensation accruals under his SERP of $33,909; supplemental life insurance premiums of $1,144; and, personal use of company car of $1,453.

(7)
Includes 401(k) plan employer matching contribution of $9,200; deferred compensation accruals under his SERP of $34,936; supplemental life insurance premiums of $960; and, personal use of company car of $1,303.

(8)
Includes 401(k) plan employer matching contribution of $3,119; supplemental life insurance premiums of $322; and, personal use of company car of $3,493.

(9)
Includes 401(k) plan employer matching contribution of $4,077; supplemental life insurance premiums of $484; and, personal use of company car of $3,517.

(10)
Includes 401(k) plan employer matching contribution of $5,316; supplemental life insurance premiums of $572; and, personal use of company car of $3,150.

(11)
Includes 401(k) plan employer matching contribution of $8,616; deferred compensation accruals under her SERP of $3,505; and, supplemental life insurance premiums of $511.

(12)
Includes 401(k) plan employer matching contribution of $8,500; deferred compensation accruals under her SERP of $1,848; and, supplemental life insurance premiums of $447.

(13)
Includes 401(k) plan employer matching contribution of $7,735; deferred compensation accruals under her SERP of $2,859; and, supplemental life insurance premiums of $376.

(14)
Includes 401(k) plan employer matching contribution of $6,728 and supplemental life insurance premiums of $350.

(15)
Includes 401(k) plan employer matching contribution of $6,461 and supplemental life insurance premiums of $297.

(16)
Includes 401(k) plan employer matching contribution of $5,569 and supplemental life insurance premiums of $341.

(17)
For additional information regarding service to the Corporation and its subsidiaries, see "Information as to Nominees and Directors".

(18)
Also serves as Executive Vice President, Secretary & Chief Operating Officer for ACNB Bank and Vice President & Secretary for Russell Insurance Group, Inc.

(19)
Also serves as Executive Vice President, Treasurer & Chief Financial Officer for ACNB Bank and Vice President & Treasurer for Russell Insurance Group, Inc.

Equity Compensation

        In 2009, the Corporation's shareholders approved the ACNB Corporation 2009 Restricted Stock Plan which allows the Corporation to grant up to 200,000 restricted shares under the plan. The Compensation Committee may grant restricted stock to employees and directors of ACNB Corporation and ACNB Bank contingent, for example, upon the employee, director, Corporation or Bank meeting specified goals or the employee or director remaining employed or affiliated with the Bank for a specific period of time. To date, no restricted stock has been granted under the plan.

Clawback Provisions

        As Mr. Russell's employment agreement is currently the only arrangement which provides compensation based upon financial information which may be required to be reported under securities law or which may have an effect on the financial information reported, it is the only arrangement to which a clawback applies. All bonuses under Mr. Russell's employment agreement earned after January 1, 2011, are subject to the clawback provision.

Supplemental Life Insurance Plan

        In January 2001, ACNB Bank implemented a supplemental life insurance plan for certain officers of the Bank to provide death benefits for each officer's designated beneficiaries. Beneficiaries designated by an officer are entitled to a split dollar share of the death proceeds from the life insurance policies on each officer which vary depending on the officer's age at death, employment status with the Bank at the time of death, and eligibility to receive payments. The plan is unsecured and unfunded, and there are no plan assets. The Bank has purchased single premium bank-owned life insurance (BOLI) policies on the lives of the officers and intends to use income from the BOLI policies to offset the plan benefit expenses.

401(k) Plan

        ACNB Bank maintains a defined contribution profit-sharing 401(k) plan. ACNB Bank is the plan sponsor and plan administrator. The plan is subject to certain laws and regulations under the Internal Revenue Code, and participants are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974.

        An employee is eligible to participate in the plan after working for six (6) months and attaining the age of twenty (20) years and six (6) months. An eligible employee is automatically enrolled in the 401(k) plan, and the Bank will automatically withhold 4% of the employee's wages unless otherwise directed. ACNB Bank matches a percentage of the employee's contribution. In 2010, ACNB Bank's contribution equaled 100% of the employee's contribution up to a maximum of 4% of earned compensation. Effective January 1, 2000, ACNB Bank adopted a "safe harbor" provision for its 401(k) plan, which vests eligible contributions immediately upon entering the plan for both employer and employee contributions.

Group Term Life Insurance Plan

        ACNB Bank maintains a group term life insurance plan. All full-time Bank employees are eligible to participate in the plan. For 2010, the insurance benefit for employees was calculated as two (2) times salary, with a maximum of $250,000.

Long-Term Care Insurance

        ACNB Bank provides long-term care insurance to certain officers. The insurance provides a monthly benefit for long-term care needs.

Defined Benefit Plan

        The employees of ACNB Bank are covered under the Bank's Group Pension Plan for Employees. The plan is a defined benefit pension plan under the Employee Retirement Income Security Act of 1974. The plan was restated November 1, 1998, effective January 1, 1999, and subsequently amended effective November 1, 2000, and January 1, 2010. ACNB Bank is the plan administrator.

        Amounts are set aside each year to fund the plan on the basis of actuarial calculations. The amount of contribution to a defined benefit pension plan on behalf of a specific employee cannot be separately or individually calculated. The total pension expense in 2010 for ACNB Bank's plan was $803,000. The contribution to the plan made by ACNB Bank on behalf of all employees in 2010 was $6,550,000. This contribution exceeded the amount sufficient to meet the legal minimum funding requirements.

        Each eligible employee of ACNB Bank who attains the age of twenty (20) years and six (6) months and who completes one (1) year of service, in which one thousand (1,000) hours are worked, is eligible to participate in the plan on the following anniversary of the plan. The plan generally provides for a prospective benefit at the age of sixty-five (65) years for the employee's remaining lifetime with payments certain for five (5) years. Effective January 1, 2010, the formula for determining a participant's benefit was changed from 1% of average monthly pay below the applicable Social Security covered compensation and 1.3% of average monthly pay above the covered compensation, the total being multiplied by years of credited service up to a maximum of forty-five (45) years of credited service, to the participant's earned benefit as of December 31, 2009, plus 0.75% of the participant's average monthly pay multiplied by the participant's benefit service earned on and after January 1, 2010, but not more than 25 years. If an employee has completed thirty (30) or more years of vested service, he or she is eligible to retire at age sixty-two (62) with no reduction applied to his or her benefit.

Supplemental Executive Retirement Plan

        ACNB Bank entered into retirement income agreements with certain executive officers of ACNB Bank to provide supplemental retirement income benefits to these officers when they reach their normal retirement date. The benefits are payable in 180 equal monthly installments. Benefits are also payable upon change in control, death, or early retirement. Benefit amounts will be determined by the individual's number of years of service. Benefits accrue annually, but may be reduced if termination of service occurs before the normal retirement date. Estimated liability under the agreements is accrued as earned by the employee. ACNB Bank is the owner and beneficiary of life insurance policies on each officer that, at December 31, 2010, had an aggregate cash value of approximately $4,226,000. ACNB Bank purchased these policies to fund the retirement income agreements entered into with these individuals. Further information with respect to these agreements is set forth in the Notes to Consolidated Financial Statements contained in ACNB Corporation's 2010 Annual Report on Form 10-K.

Pension Benefits Table

        The following table summarizes the pension benefits which have accumulated and paid to each of the eligible Named Executive Officers during 2010.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ronald L. Hankey	Pension Plan	53	$1,129,834	$102,071
	Supplemental Executive Retirement Plan	14	$211,269	$42,996
Thomas A. Ritter	Pension Plan	11	$236,096	$0
	Supplemental Executive Retirement Plan	9	$388,140	$0
Frank C. Russell, Jr.	—	—	$0	$0
Lynda L. Glass	Pension Plan	26	$361,432	$0
	Supplemental Executive Retirement Plan	14	$44,439	$0
David W. Cathell	Pension Plan	5	$51,804	$0

Employment Agreements

        On December 31, 2008, the Corporation and Adams County National Bank, now ACNB Bank, entered into amended and restated employment agreements with Thomas A. Ritter, President & Chief Executive Officer of the Corporation and the Bank, and Lynda L. Glass, Executive Vice President & Secretary of the Corporation and Executive Vice President, Secretary & Chief Operating Officer of the Bank. On April 17, 2009, the Corporation and the Bank entered into an employment agreement with David W. Cathell, Executive Vice President, Treasurer & Chief Financial Officer of the Corporation and the Bank (together, the "Agreements" and "Executives"). Under the Agreements, these Named Executive Officers are eligible for bonuses, paid time off, participation in employee benefit plans, and reimbursement of business expenses. Further, Mr. Ritter receives a company vehicle provided by the Corporation.

        The initial terms of the Agreements are three years which automatically extend for an additional one year period on each annual anniversary date of the Agreements, unless notice is given 180 days prior to the anniversary date, so that on each anniversary date if notice had not been previously given the term shall continue for three years.

        The Agreements automatically terminate if the Executives are terminated for "Cause", as defined in the Agreements, and all rights under the Agreements will terminate with the exception of the arbitration clause. The Agreements automatically terminate if the Executives terminate their employment for "Good Reason", as defined in the Agreements. If the Agreements terminate for "Good Reason", the Executives will receive the greater of (1) the compensation due for the remainder of the Agreements' terms or (2) in the case of Mr. Ritter two times his salary and benefits for two years and in the case of Ms. Glass or Mr. Cathell one times salary and benefits for one year. The Agreements automatically terminate upon the Executives' disability, as defined in the Agreements, and the Executives will receive employee benefits and 75% of their compensation until (1) they return to work, (2) reach age 65, (3) die, or (4) the employment period under the Agreements ends. The Agreements automatically terminate if the Executives voluntarily terminate the Agreements. If the Executives give notice within 180 days of a "Change in Control", as defined in the Agreements, or the

Executives' employment is terminated involuntarily, the Executives are entitled to 2.99 times the Executives' then current compensation "grossed-up" and to continue to receive benefits for two years.

        The Agreements contain restrictive covenants precluding the Executives from engaging in competitive activities in a certain area and provisions preventing the Executives from disclosing proprietary information about the Corporation and Bank.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        As Named Executive Officers, Mr. Ritter, Ms. Glass and Mr. Cathell have entered into employment agreements with the Corporation which govern any payments upon termination or change in control. If on December 31, 2010, Mr. Ritter terminated his employment for Good Reason, as defined in the employment agreement, he would have received thirty-six (36) months of his salary in twenty-four (24) monthly payments plus benefits for twenty-four (24) months. If on December 31, 2010, Ms. Glass terminated employment for Good Reason, she would have been entitled to receive thirty-six (36) months of her salary in twelve (12) monthly payments plus benefits for twelve (12) months. If Mr. Cathell terminated employment for Good Reason, he would have received twenty-seven and one-half (27 1/2) months of his salary in twelve (12) monthly payments plus benefits for twelve (12) months. If Mr. Ritter, Ms. Glass or Mr. Cathell terminates employment after a "Change in Control", as defined in the respective employment agreements, then he or she will be entitled to a lump sum of 2.99 times his or her respective annual salary plus benefits for two (2) years following termination. If the Corporation terminates the Named Executive Officer's employment without "Cause", then the respective Named Executive Officer will receive thirty-six (36) monthly payments in an amount equal to 2.99 times his or her respective annual salary plus benefits for two (2) years. Payments pursuant to a "Change in Control" or termination without "Cause" or for "Good Reason" will be grossed-up to accommodate for any excess tax imposed on the payments.

        All three employment agreements contain noncompetition, nonsolicitation and confidentiality provisions. If the Corporation terminates the Named Executive Officer's employment without "Cause" or if the Named Executive Officer terminates employment with "Good Reason" or after a "Change in Control", then the noncompetition and nonsolicitation provisions continue for two (2) years after the termination of employment. If the Named Executive Officer's employment is terminated by the Corporation for "Cause" or if the Named Executive Officer terminates employment voluntarily without "Good Reason", then the noncompetition and nonsolicitation provisions continue for one (1) year after termination of employment.

        Upon a "Change in Control", Mr. Ritter and Ms. Glass will become vested in the retirement benefits under the supplemental executive retirement plan agreement. If Mr. Ritter or Ms. Glass is terminated without "Cause", as defined in the respective supplemental executive retirement plan agreement, then he or she will be entitled to an early termination benefit in an amount determined based upon the year in which such termination occurs. If Mr. Ritter or Ms. Glass is terminated for "Cause", then no payments are required to be made to the respective executive. The supplemental executive retirement plan agreement contains a noncompetition provision which restricts the Named Executive Officer's ability to compete and solicit customers.

        Upon any termination of employment, the respective Named Executive Officer will be entitled to receive normal retirement benefits equal to an amount determined by an actuarial formula as described in the defined benefit plan.

Ronald L. Hankey

        The following table shows the potential payments upon termination or change in control of the Corporation for Ronald L. Hankey. The chart assumes the triggering events took place on December 31, 2010.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination	For Cause Termination	Voluntary for Good Reason Termination	Change in Control	Disability	Death
Supplemental Executive Life Insurance	$0	$0	$0	$0	$0	$0	$0	$0	$425,500

        Mr. Hankey is currently receiving an annual payment of $42,996 under his supplemental executive retirement plan.

Thomas A. Ritter

        The following table shows the potential payments upon termination or change in control of the Corporation for Thomas A. Ritter. The chart assumes the triggering events took place on December 31, 2010.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Retirement Plan(1)	$89,388	$89,388	$121,000	$89,388		$0	$89,388		$121,000		$0		$121,000
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$570,000
Severance Under Employment Agreement(2)	$0	$0	$0	$23,671	(3)	$0	$35,625	(4)	$852,150	(5)	$17,813	(6)	$0
Accrued Leave	$49,327	$49,327	$49,327	$49,327		$0	$49,327		$49,327		$49,327		$49,327
Health and Welfare Benefits	$0	$0	$821	$38,905		$0	$38,905		$38,905		$58,358		$0

(1)
Annual amount paid in twelve (12) equal monthly installments for 180 months.

(2)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(3)
For thirty-six (36) months.

(4)
For twenty-four (24) months.

(5)
Payable in a lump sum.

(6)
Monthly amount.

Frank C. Russell, Jr.

        The following table shows the potential payments upon termination or change in control of the Corporation for Frank C. Russell, Jr. The chart assumes the triggering events took place on December 31, 2010.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control	Disability	Death
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0	$0	$100,000
Severance Under Employment Agreement	$0	$0	$0	$25,000	(1)	$0	$25,000	(1)	$0	$0	$0

(1)
For twelve (12) months.

Lynda L. Glass

        The following table shows the potential payments upon termination or change in control of the Corporation for Lynda L. Glass. The chart assumes the triggering events took place on December 31, 2010.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Retirement Plan(1)	$16,404	$16,404	$24,000	$16,404		$0	$16,404		$24,000		$0		$24,000
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$422,000
Severance Under Employment Agreement(2)	$0	$0	$0	$17,525	(3)	$0	$52,750	(4)	$630,890	(5)	$13,188	(6)	$0
Accrued Leave	$35,708	$35,708	$35,708	$35,708		$0	$35,708		$35,708		$35,708		$35,708
Health and Welfare Benefits	$0	$0	$634	$30,480		$0	$15,240		$30,480		$45,720		$0

(1)
Annual amount paid in twelve (12) equal monthly installments for 180 months.

(2)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(3)
For thirty-six (36) months.

(4)
For twelve (12) months.

(5)
Payable in a lump sum.

(6)
Monthly amount.

David W. Cathell

        The following table shows the potential payments upon termination or change in control of the Corporation for David W. Cathell. The chart assumes the triggering events took place on December 31, 2010.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not For Cause Termination		For Cause Termination	Voluntary for Good Reason Termination		Change in Control		Disability		Death
Supplemental Executive Life Insurance	$0	$0	$0	$0		$0	$0		$0		$0		$330,000
Severance Under Employment Agreement(1)	$0	$0	$0	$13,704	(2)	$0	$41,250	(3)	$493,350	(4)	$10,313	(5)	$0
Accrued Leave	$25,702	$25,702	$25,702	$25,702		$0	$25,702		$25,702		$25,702		$25,702
Health and Welfare Benefits	$0	$0	$955	$30,152		$0	$15,076		$30,152		$35,177		$0

(1)
Amounts will be grossed-up to account for any excise taxes and does not include the costs of benefits.

(2)
For thirty-six (36) months.

(3)
For twelve (12) months.

(4)
Payable in a lump sum.

(5)
Monthly amount.

Transactions with Directors and Executive Officers

        Some of ACNB Corporation's directors, executive officers, and their immediate family members and the companies with which they are associated were customers of and had banking transactions with ACNB Corporation's subsidiary bank during 2010. All loans and loan commitments made to them and to their companies were made in the ordinary course of bank business, on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other customers of the bank, and did not involve more than a normal risk of collectibility or present other unfavorable features. ACNB Corporation's subsidiary bank anticipates that they will enter into similar transactions in the future.

        The Corporation does not regularly engage in business transactions with directors and executive officers outside of its business of banking. Any other transactions with directors or executive officers are reviewed and approved by the Board of Directors on a case-by-case basis as the need arises.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        Management makes recommendations to the Executive Committee regarding merit raise increases for all employees based on a merit appraisal in connection with salary and wage information provided by outside sources. A merit review of Mr. Hankey, Mr. Ritter, Ms. Glass and Mr. Cathell is conducted by the Compensation Committee. Recommendations as to annual compensation levels for these individuals are submitted to the entire Board of Directors to be voted upon. Neither Mr. Hankey, Mr. Ritter, Ms. Glass nor Mr. Cathell participates in matters concerning their own compensation.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is comprised of directors who meet SEC and Nasdaq standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors in April 2000, which has been subsequently revised and is incorporated by reference to Appendix A of the Corporation's 2010 proxy statement.

        The Audit Committee met with management periodically during the year to consider the adequacy of the Corporation's internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Corporation's independent auditors and with appropriate Corporation financial personnel and internal auditors. The Audit Committee also discussed with the Corporation's management and independent auditors the process used for certifications by the Corporation's Chief Executive Officer and Chief Financial Officer, which are required for certain of the Corporation's filings with the Securities and Exchange Commission.

        The Audit Committee also met privately at its regular meetings with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Audit Committee.

        The Audit Committee appointed ParenteBeard LLC as the independent auditors for the Corporation after reviewing the firm's performance and independence from management.

        Management has primary responsibility for the Corporation's financial statements and the overall reporting process, including the Corporation's system of internal controls.

        The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of the Corporation in conformity with generally accepted accounting principles, and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

        The Audit Committee reviewed with management and ParenteBeard LLC, the Corporation's independent auditors, the Corporation's audited financial statements, as well as reviewed those financial statements and reports prior to issuance. Management has represented, and ParenteBeard LLC has confirmed, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee received from and discussed with ParenteBeard LLC the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' Communication with the Audit Committee Concerning Independence. These items relate to that firm's independence from the Corporation. The Audit Committee also discussed with ParenteBeard LLC matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by ParenteBeard LLC, and discussed with the auditors their independence.

        The Audit Committee reviewed the audited financial statements and, based upon the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, which is then filed with the Securities and Exchange Commission.

        At present, the Corporation has two individuals designated as "audit committee financial expert". The Board of Directors has determined that Daniel W. Potts and Robert W. Miller are qualified to serve as the Corporation's audit committee financial experts and are independent as defined under applicable SEC and Nasdaq rules.

        This report is furnished by the Audit Committee.

Daniel W. Potts, Chairperson
Robert W. Miller
Marian B. Schultz
David L. Sites
Harry L. Wheeler

INDEPENDENT AUDITORS

        On October 1, 2009, ACNB Corporation was notified that the audit practice of Beard Miller Company LLP, an independent registered public accounting firm, was combined with ParenteBeard LLC in a transaction pursuant to which Beard Miller Company LLP combined its operations with ParenteBeard LLC and certain of the professional staff and partners of Beard Miller Company LLP joined ParenteBeard LLC either as employees or partners of ParenteBeard LLC. On October 1, 2009, Beard Miller Company LLP resigned as the auditors of the Corporation and, with the approval of the Audit Committee of the Corporation's Board of Directors, ParenteBeard LLC was engaged as its independent registered public accounting firm.

        Prior to engaging ParenteBeard LLC, the Corporation did not consult with ParenteBeard LLC regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by ParenteBeard LLC on the Corporation's consolidated financial statements, and ParenteBeard LLC did not provide any written or oral advice that was an important factor considered by the Corporation in reaching a decision as to any such accounting, auditing or financial reporting issue.

        The report of the independent registered public accounting firm of Beard Miller Company LLP regarding the Corporation's consolidated financial statements for the fiscal year ended December 31,

2008, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the year ended December 31, 2008, and during the interim period for the subsequent fiscal year through October 1, 2009, the date of resignation, there were no disagreements with Beard Miller Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beard Miller Company LLP, would have caused it to make reference to such disagreement in its reports.

        Aggregate fees billed to ACNB Corporation by ParenteBeard LLC for 2010 and 2009 for services rendered are presented below:

	Year Ended December 31,
	2010	2009
Audit Fees	$149,692	$146,086
Audit Related Fees	0	0
Tax Fees	34,582	35,444
All Other Fees	15,000	2,500

Total Fees	$199,274	$184,030

        Audit Fees include fees billed for professional services rendered for the audit of annual consolidated financial statements and the review of consolidated financial statements included in the Corporation's Forms 10-K and 10-Q, respectively, or services that are normally provided in connection with statutory and regulatory filings or engagements (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

        Audit Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation's consolidated financial statements and are not reported under the Audit Fees section of the table above.

        Tax Fees include fees billed for professional services rendered for tax compliance, tax advice, and tax planning. These services included preparation of federal and state tax returns in 2009 and 2010, as well as consulting services.

        All Other Fees include fees billed for products and services provided by ParenteBeard LLC, other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above. Other fees include fees related to XBRL services in 2010 and consultations regarding alternatives pertaining to the bank's defined benefit pension plan in 2009.

        The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining the independence of ParenteBeard LLC.

        The Audit Committee preapproves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services, and other services. Preapproval will generally be provided for up to one (1) year, and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also preapprove particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. None of the services related to the Audit Related Fees, Tax Fees, or All Other Fees described above was approved by the Audit Committee pursuant to the preapproval waiver provisions set forth in the applicable SEC rules. In addition, the Audit Committee annually considers and recommends to the Board of Directors the selection of the Corporation's independent auditors.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires ACNB Corporation's directors, executive officers, and shareholders who beneficially own more than 10% of ACNB Corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ACNB Corporation with the Securities and Exchange Commission. Based on a review of copies of the reports we received, and on the statements of the reporting persons, we believe that all Section 16(a) filing requirements were complied with in a timely manner during 2010.

PROPOSALS

        Cumulative voting rights do not exist with respect to the election of directors. The three (3) nominees for Class 3 Directors receiving the highest number of "FOR" votes cast (in person or by proxy and entitled to vote at the annual meeting) by those shareholders entitled to vote will be elected directors for the Corporation.

        For the election of directors in Proposal 5, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For Proposal 7, you may vote for "ONE YEAR", "TWO YEAR", "THREE YEAR", or "ABSTAIN". For the other proposals, you may vote "FOR", "AGAINST" or "ABSTAIN". If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Board's nominees, in favor of annual non-binding shareholder votes on executive compensation, and "FOR" all other proposals described in this proxy statement).

1.     TO FIX THE NUMBER OF DIRECTORS OF ACNB CORPORATION AT TWELVE (12).

        The Board of Directors recommends a vote FOR this proposal.

2.     TO FIX THE NUMBER OF CLASS 1 DIRECTORS AT FIVE (5).

        The Board of Directors recommends a vote FOR this proposal.

3.     TO FIX THE NUMBER OF CLASS 2 DIRECTORS AT FOUR (4).

        The Board of Directors recommends a vote FOR this proposal.

4.     TO FIX THE NUMBER OF CLASS 3 DIRECTORS AT THREE (3).

        The Board of Directors recommends a vote FOR this proposal.

5.     TO ELECT THREE (3) CLASS 3 DIRECTORS TO SERVE FOR TERMS OF THREE (3) YEARS.

        Nominees for Class 3 Director are:

Frank Elsner, III            Daniel W. Potts            Thomas A. Ritter

        The Board of Directors recommends a vote FOR the election of these nominees.

6.     TO CONDUCT A NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which was added by the Dodd-Frank Wall Street Reform and

Consumer Protection Act (the "Dodd-Frank Act")) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our Named Executive Officers.

        As described in detail in this proxy statement, our executive compensation programs are designed to attract, motivate, reward and retain our Named Executive Officers, who are critical to our success. We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on our Named Executive Officer compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote "FOR" the following resolution at the Annual Meeting of Shareholders:

    RESOLVED, that the Corporation's shareholders approve, on a non-binding basis, the compensation of the Named Executive Officers, as disclosed in the Corporation's Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table, and the other related tables and disclosure.

        The say-on-pay vote is advisory, and therefore not binding on the Corporation, the Compensation Committee, or the Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

  The Board of Directors recommends a vote FOR this proposal.

7.     TO CONDUCT A NON-BINDING VOTE ON THE FREQUENCY OF NON-BINDING SHAREHOLDER VOTES ON EXECUTIVE COMPENSATION.

        In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to recommend, in a non-binding vote, whether a non-binding shareholder vote to approve the compensation of our Named Executive Officers should occur every one, two or three years. The text of the resolution in respect to this proposal is as follows:

    RESOLVED, that the shareholders recommend, in a non-binding vote, whether a non-binding shareholder vote to approve the compensation of the Corporation's Named Executive Officers should occur every one, two or three years.

        In considering your vote, you may wish to review the executive compensation information presented in this proxy statement. In addition, shareholders should note that the Board of Directors believes shareholders should be given the opportunity to approve the Corporation's Named Executive Officer compensation annually because an annual vote will allow shareholders to provide the Corporation with their direct input on the compensation philosophy, policies and practices as disclosed in the proxy statement every year and annual votes are consistent with the Corporation's policy of annually seeking input from, and engaging in discussions with, the shareholders on corporate governance matters and executive compensation philosophy, policies and practices.

  The Board of Directors recommends a vote for ONE YEAR on this proposal.

8.     TO RATIFY THE SELECTION OF PARENTEBEARD LLC AS ACNB CORPORATION'S INDEPENDENT AUDITORS.

        The Board of Directors has selected ParenteBeard LLC as independent auditors for the examination of its financial statements for the fiscal year ending December 31, 2011. ParenteBeard LLC served as the Corporation's independent auditors for the year ended December 31, 2010.

        ParenteBeard LLC has advised us that neither the firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between independent certified public auditors and clients.

        We expect a representative of ParenteBeard LLC to be present at the Annual Meeting of Shareholders, to respond to appropriate questions, and to make a statement if the representative desires to do so.

  The Board of Directors recommends that the shareholders vote FOR ratification of the selection of ParenteBeard LLC as independent auditors for the fiscal year ending December 31, 2011.

9.     TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2011 ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

ADDITIONAL INFORMATION

        Any shareholder may obtain a copy of ACNB Corporation's Annual Report on Form 10-K for the year ended December 31, 2010, including the financial statements and related schedules and exhibits, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Shareholder Relations, ACNB Corporation, 16 Lincoln Square, P. O. Box 3129, Gettysburg, Pennsylvania 17325, or calling (717) 339-5085. You may also view these documents on our website at acnb.com under the ACNB Corporation Investor Relations tab or directly at http://www.acnb.com/home/acn/acnb_meeting.

OTHER MATTERS

        The Board of Directors knows of no matters other than those discussed in this proxy statement that will be presented at the annual meeting. However, if any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors.

ACNB CORPORATION

PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2011.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Harry L. Wheeler and James E. Williams and each or either of them, proxies of the undersigned, with full power of substitution to vote all of the shares of ACNB Corporation that the undersigned shareholder(s) may be entitled to vote at the Annual Meeting of Shareholders to be held at the ACNB Corporation Operations Center, 100 V-Twin Drive, Gettysburg, Pennsylvania 17325, on Tuesday, May 3, 2011, at 1:00 p.m., prevailing time, and at any adjournment or postponement of the meeting, as indicated upon the matters referred to in the proxy statement, and upon any matters which may properly come before the Annual Meeting.

		For	Against	Abstain

1.	To fix the number of Directors of ACNB Corporation at twelve (12).	☐	☐	☐

2.	To fix the number of Class 1 Directors at five (5).	☐	☐	☐

3.	To fix the number of Class 2 Directors at four (4).	☐	☐	☐

4.	To fix the number of Class 3 Directors at three (3).	☐	☐	☐

		For All	Withhold	For All Except

5.	To elect three (3) Class 3 Directors to serve for terms of three (3) years.	☐	☐	☐

Frank Elsner, III Daniel W. Potts Thomas A. Ritter

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and strike the name above.

		For	Against	Abstain

6.	To conduct a non-binding vote on executive compensation.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

7.	To conduct a non-binding vote on the frequency of non-binding shareholder votes on executive compensation.	☐	☐	☐	☐

		For	Against	Abstain

8.	To ratify the selection of ParenteBeard LLC as ACNB Corporation’s independent auditors for the year ending December 31, 2011.	☐	☐	☐

The Board of Directors recommends a vote FOR ALL nominees listed in proposal 5, a vote FOR proposals 1, 2, 3, 4, 6 and 8, and a vote for ONE YEAR on proposal 7.

9.               To transact such other business as may properly come before the 2011 Annual Meeting and any adjournment or postponement thereof.

Please be sure to sign and date this proxy card in the box below.

Date

All shareholders sign above

Detach above card, sign, date and mail in postage paid envelope provided.

ACNB CORPORATION

THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED BY THE ABOVE-SIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES LISTED ABOVE, “FOR” PROPOSALS 1, 2, 3, 4, 6 AND 8, AND FOR “ONE YEAR” IN PROPOSAL 7. This Proxy must be dated, signed by the shareholder(s), and returned promptly to Registrar and Transfer Company in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one trustee, all should sign. If stock is held jointly, each owner should sign.

PLEASE ACT PROMPTLY.

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY.